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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements of Ascent Solar Technologies, Inc. on Forms S-3 (Nos. 333-131216, 333-137008, 333-147000, 333-149740, 333-150998 and 333-156665), and Forms S-8 (Nos. 333-142768, 333-152642 and 333-152643), of our report dated March 12, 2009 relating to our audit of the financial statements and internal control over financial reporting, which appears in this Annual Report on Form 10-K of Ascent Solar Technologies, Inc. for the year ended December 31, 2008.

HEIN & ASSOCIATES LLP

Denver, Colorado
March 12, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM